UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 19, 2013

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2013, the Board of Directors of Journal Communications, Inc. (the “Company”) elected Dean H. Blythe as a Class I director of the Company.  As a Class I director, Mr. Blythe will stand for reelection at the Company’s 2013 annual meeting of shareholders.  At the time of his election, the Board of Directors did not appoint Mr. Blythe to any committee of the Board of Directors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2013, the Board of Directors of the Company amended Section 3.01 of Article III of the Company’s Bylaws to increase the number of directors of the Company from eight to nine.  The amendment to the Company’s Bylaws was effective simultaneously with the election of Mr. Blythe to the Board of Directors as described in Item 5.02 of this Current Report on Form 8-K.

Item 8.01.	Other Events.

On February 20, 2013, the Company issued a press release announcing the Board of Directors’ election of Mr. Blythe as a Class I director of the Company.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(3.1)	Amendment to Bylaws of Journal Communications, Inc. effective February 19, 2013.

The following exhibit is being furnished herewith:

(99.1)	Press Release of Journal Communications, Inc. dated February 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.

Date: February 20, 2013	By:	/s/ Mary Hill Taibl
Mary Hill Taibl
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated February 19, 2013

Exhibit No.

(3.1)	Amendment to Bylaws of Journal Communications, Inc. effective February 19, 2013.

(99.1)	Press Release of Journal Communications, Inc. dated February 20, 2013.